UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

September 2, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 8.01.

OTHER EVENTS

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Thursday, September 2, 2004, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to announce that the Corporation has reached an agreement in principal with the Keene Creditors Trust to settle the NOL Lawsuit, involving a dispute between Bairnco and the Trust over tax refunds that have been held in an escrow account since the mid-1990s.  Under the settlement, which is subject to formal approval by an Advisory Committee for the Trust and to final documentation, Bairnco will receive approximately $24.6 million. These tax refunds have not been included in Bairnco's financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

September 2, 2004

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

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